Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-95702, 033-97542, 333-02828, 333-02892, 333-20245, 333-24493, 333-30328, 333-40185 and 333-123434 of Protection One, Inc. on Form S-8, Registration Statement No. 333-140362 of Protection One, Inc. on Amendment No. 1 to Form S-4 and in Registration Statement No. 333-50383 of Protection One, Inc. and Protection One Alarm Monitoring, Inc. on Form S-3, of our report dated March 15, 2007, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for share-based compensation in 2006) relating to the consolidated financial statements and consolidated financial statement schedule of Protection One, Inc., appearing in this Annual Report on Form 10-K of Protection One, Inc. and Protection One Alarm Monitoring, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 15, 2007